Exhibit 99.1
For further information contact
Rodger Smith 1-800-451-1294
FOR IMMEDIATE RELEASE
Callon Petroleum Company Completes
$175 Million Credit Facility
     Natchez, MS (August 31, 2006) — Callon Petroleum Company (NYSE: CPE) announced today that it has completed a $175 million amended and restated senior secured credit facility with Union Bank of California, N.A. as the lead arranger and administrative agent. The credit facility includes more favorable borrowing rates and an initial borrowing base of $75 million, which will be reviewed and re-determined on a semi-annual basis. There is currently $6 million of borrowings outstanding under the facility, which matures on July 31, 2010.
     Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties primarily in the Gulf Coast region. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.
     It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.
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